Exhibit 10.11

Surge Global Energy (Canada) Ltd.	March 3, 2005
2600, 144 - 4th Avenue SW
Calgary, Alberta
T2P 3N4

DEEP WELL OIL & GAS, INC. and
NORTHERN ALBERTA OIL LTD.
2600, 144 - 4th Avenue SW
Calgary, Alberta
T2P 3N4

Attention: Steven Gawne.

RE:	Farmout Agreement Dated February 25, 2005 Extension for Payment of Prospect Fee

Dear Sir:

This Letter will confirm that DEEP WELL OIL & GAS, INC., a Nevada corporation extra-provincially registered in Alberta (“Deep Well”) and NORTHERN ALBERTA OIL LTD., an Alberta corporation (“Northern”) hereby grants a Fifteen (15) Calendar Day extension for the payment of the Prospect Fee (Page8, Article13, Farmout Agreement dated February 25, 2005) to closing date of March 18th 2005.

Yours Truly

/s/ Fred Kelly
Fred Kelly, President, CEO

Agreed to and Accepted this 3rd Day of March 2005 By

/s/ Steven Gawne
Deep Well Oil & Gas, Inc.
Steven Gawne

/s/ Curtis Sparrow
Northern Alberta Oil Ltd.
Curtis Sparrow